Exhibit 10.2
Amendment to Credit Documents
THIS AMENDMENT TO CREDIT DOCUMENTS (this “Amendment”) is made as of April 7, 2012, by and between BOVIE MEDICAL CORPORATION, a Delaware corporation (the “Company”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.           The Company has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Credit Documents”) which evidence or secure some or all of the Company’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.           The Company and the Bank desire to amend the Credit Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Certain of the Credit Documents are amended as set forth in Exhibit A.  Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment.  This Amendment is deemed incorporated into each of the Credit Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Credit Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.           The Company hereby certifies that: (a) all of its representations and warranties in the Credit Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.  The Company confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.           The Company hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Company or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Company’s existing and future Obligations to the Bank, as modified by this Amendment.

4.           As a condition precedent to the effectiveness of this Amendment, the Company shall comply with the terms and conditions (if any) specified in Exhibit A.

5.           To induce the Bank to enter into this Amendment, the Company waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations.  The Company further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations.  The Company further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.           This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.   Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.           This Amendment will be binding upon and inure to the benefit of the Company and the Bank and their respective heirs, executors, administrators, successors and assigns.

8.           This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Credit Documents is located.  This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Credit Documents is located, excluding its conflict of laws rules.

9.           Except as amended hereby, the terms and provisions of the Credit Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).  The Company expressly ratifies and confirms and waiver of jury trial provisions contained in the Credit Documents.

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WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

Signed and delivered in the presence of:	COMPANY:

BOVIE MEDICAL CORPORATION, a Delaware corporation

/s/ Debi Haley		By:	/s/ J. Robert Saron
Print Name:	Debi Haley		Name:	J. Robert Saron
			Title:	President

/s/ Gary D. Pickett
Print Name:	Gary D. Pickett

BANK:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Eric Vogt
	Name:	Eric Vogt
	Title:	Senior Vice President

EXHIBIT A TO
AMENDMENT TO CREDIT DOCUMENTS
DATED AS OF APRIL _____, 2012
BOVIE MEDICAL CORPORATION

A.	The “Credit Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.
Credit Agreement dated as of October 31, 2011 between the Company and the Bank (the “Credit Agreement”) related to $4,000,000 Pinellas County Industrial Development Authority Industrial Development Revenue Bonds (Bovie Medical Corporation Project) Series 2008

2.	Mortgage and Security Agreement dated October 31, 2011 executed by the Company in favor of the Bank

3.	Security Agreement (Bond Swap) dated as of October 31, 2011 executed by the Company in favor of the Bank (the “Security Agreement”)

4.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Credit Documents listed in this Section A.

B.	The Credit Documents are amended as follows:

1.	The definition of the term “EBITDA” contained in the Section 8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“EBITDA” means net income, adjusted for non-cash and non-recurring income and expense items related to stock-based compensation, asset disposition, asset impairment, changes in fair value of liabilities and any other non-cash and/or non-recurring item that is deemed acceptable by the Bank in its sole discretion based on its sole interpretation of the specific circumstances surrounding an expense or income item being considered as an adjustment to EBITDA, plus interest expense plus income tax expense plus depreciation plus amortization.

2.	The Security Agreement is modified by the addition at the end of the definition of “Collateral” contained in Section 1 thereof of the following:

“Notwithstanding the foregoing, the Collateral shall exclude all Debtor's right, title and interest in and to (i) Modular Ergonomic Grip ("MEG") device, (ii) Modullion, (iii) RF Skin Resurfacing, (iv) Scannula, (v) Double Jaw Forceps and (vi) Tip-On-Tube, designs and trade names and licenses or other general intangibles related thereto and all cash and noncash proceeds thereof. ”

C.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to the Bank of this Amendment.

2.	Payment by the Company of the filing fees in the amount of $30.00 to amend the Bank's existing UCC financing statement.

Exhibit A - Page 1 of 2

3.
Reimbursement by the Company to the Bank of the fees and expenses of the Bank's outside and in-house counsel in connection with this Amendment and the waiver letter of even date herewith, which fees and expenses as of the date of this Amendment are $____________.

 Exhibit A - Page 2 of 2